EXHIBIT 10.1

                                  INDUSTRIAL HOLDINGS, INC.

                                       CREDIT AGREEMENT

                                  DATED AS OF JUNE 30, 1998

                                         $35,000,000

                                    COMERICA BANK - TEXAS

                                           AS AGENT
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ARTICLE I

        Definitions..........................................................................1
        Section 1.1  Definitions.............................................................1
        Section 1.2  Other Definitional Provisions..........................................14

ARTICLE II

        Advances/Letters of Credit..........................................................15
        Section 2.1 Commitments.............................................................15
        Section 2.2 Notes...................................................................15
        Section 2.3 Repayment of Advances...................................................15
        Section 2.4 Interest................................................................15
        Section 2.5 Borrowing Procedure.....................................................16
        Section 2.6 Conversions and Continuations...........................................16
        Section 2.7 Use of Proceeds.........................................................17
        Section 2.8 Fees....................................................................17
        Section 2.9 Reduction or Termination of Commitments.................................17
        Section 2.10  Letter of Credit Commitment...........................................17
        Section 2.11  Issuance, Amendment and Renewal of Letters of Credit..................18
        Section 2.12  Risk Participation, Drawings and Reimbursements.......................20
        Section 2.13  Indemnification.......................................................21
        Section 2.14  Role of the Issuing Bank..............................................22
        Section 2.15  Obligations Absolute..................................................22
        Section 2.16  Cash Collateral Pledge................................................23
        Section 2.17  Letter of Credit Fees.................................................24
        Section 2.18  Uniform Customs and Practice..........................................24
        Section 2.19  Existing Letters of Credit............................................24

ARTICLE III

         Payments...........................................................................24
        Section 3.1 Method of Payment.......................................................24
        Section 3.2 Prepayment..............................................................25
        Section 3.3 Pro Rata Treatment......................................................25
        Section 3.4 Non-Receipt of Funds by the Agent.......................................26
        Section 3.5 Withholding Taxes.......................................................26
        Section 3.6 Withholding Tax Exemption...............................................26
        Section 3.7 Computation of Interest.................................................27
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ARTICLE IV

         Yield Protection and Illegality....................................................27
        Section 4.1 Additional Costs........................................................27
        Section 4.2 Limitation on Types of Advances.........................................28
        Section 4.3 Illegality..............................................................29
        Section 4.4 Treatment of Affected Advances..........................................29
        Section 4.5 Compensation............................................................30
        Section 4.6 Capital Adequacy........................................................30

ARTICLE V

        Security............................................................................31
        Section 5.1 Collateral..............................................................31
        Section 5.2 Setoff..................................................................32

ARTICLE VI

        Conditions Precedent................................................................32
        Section 6.1 Initial Advance and Letters of Credit...................................32
        Section 6.2 All Advances and Letters of Credit......................................34

ARTICLE VII

        Representations and Warranties......................................................35
        Section 7.1 Corporate Existence.....................................................35
        Section 7.2 Financial Statements....................................................35
        Section 7.3 Corporate Action; No Breach.............................................35
        Section 7.4 Operation of Business...................................................36
        Section 7.5 Litigation and Judgments................................................36
        Section 7.6 Rights in Properties, Liens.............................................36
        Section 7.7 Enforceability..........................................................36
        Section 7.8 Approvals...............................................................36
        Section 7.9 Debt....................................................................36
        Section 7.10  Taxes.................................................................36
        Section 7.11  Use of Proceeds: Margin Securities....................................37
        Section 7.12  ERISA.................................................................37
        Section 7.13  Disclosure............................................................37
        Section 7.14  Subsidiaries..........................................................37
        Section 7.15  Agreements............................................................38
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        Section 7.16  Compliance with Laws..................................................38
        Section 7.17  Inventory.............................................................38
        Section 7.18  Investment Company Act................................................38
        Section 7.19   Public Utility Holding Company Act...................................38
        Section 7.20  Year 2000 Compliance..................................................38
        Section 7.21  Environmental Matters.................................................39
        Section 7.22  EnSerCo Loan Agreement................................................40
        Section 7.23  Board of Directors....................................................40

ARTICLE VIII

        Positive Covenants..................................................................40
        Section 8.1 Reporting Requirements..................................................40
        Section 8.2 Maintenance of Existence, Conduct of Business...........................42
        Section 8.3 Maintenance of Properties...............................................42
        Section 8.4 Taxes and Claims........................................................42
        Section 8.5 Insurance...............................................................43
        Section 8.6 Inspection Rights.......................................................43
        Section 8.7 Keeping Books and Records...............................................43
        Section 8.8 Subsidiary Guaranties/Security Agreement/Pledge Agreement...............43
        Section 8.9 Compliance with Laws....................................................43
        Section 8.10  Compliance with Agreements............................................44
        Section 8.11  Further Assurances....................................................44
        Section 8.12  ERISA.................................................................44
        Section 8.13  Year 2000 Compliant...................................................44
        Section 8.14  Certain Post Closing Covenants........................................44

ARTICLE IX

         Negative Covenants.................................................................45
        Section 9.1 Debt....................................................................45
        Section 9.2 Limitation on Liens.....................................................45
        Section 9.3 Mergers, Etc............................................................46
        Section 9.4 Restricted Payments.....................................................46
        Section 9.5 Investments.............................................................46
        Section 9.6 Transactions With Affiliates............................................47
        Section 9.7 Disposition of Assets...................................................47
        Section 9.8 Sale and Leaseback......................................................47
        Section 9.9 Prepayment of Debt......................................................47
        Section 9.10  Nature of Business....................................................48
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        Section 9.11  Environmental Protection..............................................48
        Section 9.12  Accounting............................................................48
        Section 9.13  Restrictions on Dividends or Prepayment...............................48
        Section 9.14  Inactive Subsidiaries.................................................48

ARTICLE X

         Financial Covenants................................................................48
        Section 10.1  Current Ratio.........................................................49
        Section 10.2  Consolidated Net Worth................................................49
        Section 10.3  Funded Debt/EBITDA Ratio..............................................49
        Section 10.4  Cash Flow Coverage Ratio..............................................49
        Section 10.5  Leverage Ratio........................................................49
        Section 10.6  Operating Leases......................................................49
        Section 10.7  Capital Expenditures..................................................49

ARTICLE XI

         Default............................................................................49
        Section 11.1  Events of Default.....................................................49
        Section 11.2  Remedies..............................................................52
        Section 11.3  Performance by the Agent..............................................53

ARTICLE XII

         The Agent..........................................................................53
        Section 12.1  Appointment, Powers and Immunities....................................53
        Section 12.2  Rights of Agent as a Bank.............................................55
        Section 12.3  Sharing of Payments, Etc..............................................55
        Section 12.4  Indemnification.......................................................55
        Section 12.5  Independent Credit Decisions..........................................56
        Section 12.6  Several Commitments...................................................56
        Section 12.7  Successor Agent.......................................................56

ARTICLE XIII

         Miscellaneous......................................................................57
        Section 13.1   Expenses.............................................................57
        Section 13.2   Indemnification......................................................57
        Section 13.3   Limitation of Liability..............................................58
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        Section 13.4   No Duty..............................................................58
        Section 13.5   No Fiduciary Relationship............................................58
        Section 13.6   Equitable Relief.....................................................58
        Section 13.7   No Waiver; Cumulative Remedies.......................................58
        Section 13.8   Successors and Assigns...............................................59
        Section 13.9   Survival.............................................................61
        Section 13.10  ENTIRE AGREEMENT.....................................................61
        Section 13.11  Amendments, Etc......................................................61
        Section 13.12  Maximum Interest Rate................................................62
        Section 13.13  Notices..............................................................62
        Section 13.14  Governing Law; Venue; Service of Process.............................63
        Section 13.15  Counterparts.........................................................63
        Section 13.16  Severability.........................................................63
        Section 13.17  Headings.............................................................63
        Section 13.18  Non-Application of Chapter 346 of Texas Finance Code.................63
        Section 13.19  Construction.........................................................63
        Section 13.20  Independence of Covenants............................................63
        Section 13.21  WAIVER  JURY TRIAL...................................................64
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                                       CREDIT AGREEMENT

        THIS CREDIT AGREEMENT (the "Agreement"), dated as of June 30, 1998, is among INDUSTRIAL HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Texas ("Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), and COMERICA BANK-TEXAS, a Texas banking association ("Comerica"), as agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                        R E C I T A L S:

        The Borrower has requested that the Banks make a revolving credit loan to the Borrower with advances thereunder not to exceed an aggregate principal amount of Thirty-Five Million and No/100 Dollars ($35,000,000) outstanding at any time. The Banks are willing to make such loan to the Borrower upon the terms and conditions hereinafter set forth.

        NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                           ARTICLE I

                                          DEFINITIONS

        Section 1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

        "ACQUISITION" means the Borrower's acquisition of the common stock of Beaird pursuant to the terms of the Acquisition Documents.

        "ACQUISITION DOCUMENTS" means the Purchase Agreement and all other material agreements, instruments, certificates and documents delivered in connection with the arrangement, negotiation, or consummation of the Acquisition.

        "ADDITIONAL COSTS" has the meaning specified in Section 4.1.

        "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Eurodollar Rate for such Eurodollar Advance for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Advance for such Interest Period.

        "ADVANCE" means an advance of funds by the Banks or any of them to the Borrower pursuant to Article II.

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        "ADVANCE REQUEST FORM" means a certificate, in substantially the form of
Exhibit "B" hereto, properly completed and signed by the Borrower requesting an Advance.

        "AFFILIATE" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower or any of its Subsidiaries.

        "APPLICABLE LENDING OFFICE" means for each Bank and each Type of Advance, the Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Advance below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Advances of such Type are to be made and maintained.

        "APPLICABLE RATE" means: (a) during the period that an Advance is a Base Rate Advance, the Base Rate and; (b) during the period that an Advance is a Eurodollar Advance, the Adjusted Eurodollar Rate plus two and one-half percent (2 1/2%).

        "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section 13.8, in substantially the form of Exhibit "H" hereto.

        "BASE RATE" means, at any time, the rate of interest per annum then most recently established by Comerica Bank-Texas as its prime rate, which rate may not be the lowest rate of interest charged by Comerica Bank-Texas to its borrowers. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect without notice to the Borrower at the time of such change in the Base Rate.

        "BASE RATE ADVANCES" means Advances that bear interest at rates based upon the Base Rate.

        "BASLE ACCORD" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

        "BORROWING BASE" means, at any particular time, an amount equal to the sum of (a) eighty percent (80%) of Eligible Accounts, plus (b) fifty percent (50%) of Eligible Inventory; provided that the amount of Eligible Inventory included in the Borrowing Base shall not constitute more than the lesser of (i) 50% of the Borrowing Base or (ii) Twelve Million and No/100 Dollars ($12,000,000) at any time.

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        "BUSINESS DAY" means (a) any day on which commercial banks are not authorized or required to close in Dallas, Texas, and, (b) with respect to all borrowings, payments, Conversions Continuations, Interest Periods, and notices in connection with Eurodollar Advances, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

        "CAPITAL EXPENDITURE" shall mean all expenditures and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions, or additions thereto which have a useful life of more than one
(1) year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise the principal portion of payments with respect to Capital Lease Obligations.

        "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

        "CASH COLLATERAL" means Dollars or marketable securities acceptable to the Agent in its sole discretion that have been Cash Collateralized for the benefit of Banks.

        "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Agent, for the benefit of Agent, the Issuing Bank and the Banks, Cash Collateral as collateral for the Obligations pursuant to documentation in form and substance satisfactory to the Agent (which documents are hereby consented to by Banks).

        "CASH FLOW COVERAGE RATIO" means, as calculated on a consolidated basis, the ratio of (a) EBITDA for the 12-month period immediately preceding the date of calculation, divided by (b) the sum of (i) the aggregate Debt Service of the Borrower and its Subsidiaries for the 12-month period immediately preceding the date of calculation plus (ii) the aggregate amount of cash dividends paid by Borrower during the 12-month period immediately preceding the date of calculation plus (iii) the aggregate amount of cash taxes paid by the Borrower and its Subsidiaries during the 12 month period immediately preceding the date of calculation. The Cash Flow Ratio shall be tested quarterly at the end of each fiscal quarter of the Borrower for the twelve (12) month period then ended. The foregoing ratio may be expressed in the following fraction:

                                            EBITDA

                          Debt Service + Cash Dividends + Cash Taxes

        "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

        "COLLATERAL" has the meaning specified in Section 5.1.

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        "COMMITMENT" means, as to each Bank, the obligation of such Bank to make
Advances and issue Letter of Credit hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Commitment," as the same may be reduced pursuant to Section 2.9 or terminated pursuant to Section 2.9 or 11.2.

        "CONSOLIDATED CURRENT ASSETS" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and the Subsidiaries.

        "CONSOLIDATED CURRENT LIABILITIES" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and the Subsidiaries.

        "CONSOLIDATED LIABILITIES" means, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a consolidated balance sheet of the Borrower and the Subsidiaries.

        "CONSOLIDATED NET WORTH" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries.

        "CONSOLIDATED TANGIBLE NET WORTH" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries; provided, however, there shall be excluded therefrom: (a) any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights,
(d) deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of the Borrower or any Affiliate of the Borrower, and (f) all other assets which are properly classified as intangible assets.

        "CONSOLIDATED WORKING CAPITAL" means, at any particular time, the amount by which Consolidated Current Assets exceed Consolidated Current Liabilities.

        "CONTINGENT OBLIGATION" means, as to any Person, without duplication, any direct or indirect liability of that Person, with or without recourse, (a) with respect to any Debt, lease, dividend, letter of credit or other obligation (the " primary obligations") of another Person (the " primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold

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harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies, or other property from, or to obtain the services of, another Person if the relevant contract another related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract.

        "CONTINUE," "CONTINUATION," and "CONTINUED" shall refer to the continuation pursuant to Section 2.6 of an Eurodollar Advance as an Eurodollar Advance of the same Type from one Interest Period to the next Interest Period.

        "CONTRIBUTION AGREEMENT" means the contribution and indemnification agreement of the Borrower and the Guarantors in favor of the Agent and the Banks, in substantially the form of Exhibit "I" hereto, as the same may be amended, supplemented, or modified from time to time.

        "CONVERT," "CONVERSION," and "CONVERTED" shall refer to a conversion pursuant to Section 2.6 or Article IV of one Type of Advance into another Type of Advance.

        "CURRENT RATIO" means, at any particular time, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

        "DEBT" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days, (d) all Capital Lease Obligations of such Person, (d) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (g) all liabilities of such Person in respect of unfunded vested benefits under any Plan; and (h) all obligations with respect to Swap Contracts; and all Guaranty Obligations in respect of indebtedness of others of the kinds referred to in clauses (a) through (h) above.

        "DEBT SERVICE" means the sum of (a) all aggregate scheduled principal payments owed by the Borrower and its Subsidiaries during the 12-month period preceding the date of calculation plus (b) cash Interest Expense for the 12-month period immediately preceding the date of calculation, plus (c) all regularly scheduled payments on account of Capital Lease Obligations that became due and owing during the 12-month period immediately preceding the date of calculation.

        "DEEDS OF TRUST" collectively means those three (3) certain deeds of trust, security agreements and financing statements executed, respectively, by GHX (2 Deeds of Trust) and LSS

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(1 Deed of Trust) in favor of the Agent and the Banks, as to the liens on the
GHX Real Property and the LSS Real Property, in substantially the forms of Exhibits "J-1," "J-2," and "J-3" hereto, respectively, as the same may be amended, supplemented, or modified from time to time.

        "DEFAULT" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

        "DEFAULT RATE" means the Maximum Rate or, if no Maximum Rate exists, the sum of the Base Rate in effect from day to day plus three percent (3%).

        "DOLLARS" and "$" mean lawful money of the United States of America.

        "EBITDA" means, for any period, the consolidated pre-tax income of the Borrower and the Subsidiaries for such period, plus the aggregate amount which was deducted for such period determining such consolidated, pre-tax income for
(a) interest expense (including amortization of debt discount, imputed interest and capitalized interest), (b) depreciation, and (c) amortization, PROVIDED, HOWEVER, that there shall be excluded therefrom (without duplication) (i) net income (of loss) of any Person (other than a consolidated Subsidiary of such Person) in which any other Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or (subject to subclause (iii) below) any of its consolidated Subsidiaries by such other Person during such period, (ii) the income (or loss) of any Person during such period accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries, (iii) the income of any consolidated Subsidiary of the Borrower to the extent attributable to minority interests held therein by Persons other than the Borrower and its wholly-owned Subsidiaries, and (iv) the income of any consolidated Subsidiary of the Borrower during such period to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order statute, rule or governmental regulation applicable to such Subsidiary or any of its other Subsidiaries; PROVIDED FURTHER that, only for purposes of the Funded Debt/EBITDA Ratio, EBITDA of any consolidated Subsidiary acquired by the Borrower or any other Subsidiary, to the extent twelve (12) months have not elapsed since its acquisition, shall be calculated on a proforma basis acceptable to the Required Banks based on historical performance for the periods in question.

        "ELIGIBLE ACCOUNTS" means the aggregate of all accounts receivable of the Borrower and the Guarantors that are acceptable to Agent in its sole discretion and satisfy the following conditions: (i) are due and payable within thirty (30) days; (ii) have been outstanding less than ninety (90) days past the original date of invoice; (iii) have arisen in the ordinary course of business from services performed by Borrower or any of the Guarantors to or for the account debtor or the sale by Borrower or any of the Guarantors of goods in which such Person had sole ownership where such goods have been shipped or delivered to the account debtor; (iv) represent complete bona fide transactions which require no further act under any circumstances on the part of Borrower or any of the Guarantors to make such accounts receivable payable by the account debtor; (v) the goods sold which gave rise to such accounts receivable were shipped or delivered to the account debtor

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on an absolute sale basis and not on a consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding; (vi) the goods sold which gave rise to such accounts receivable were not, at the time of sale thereof, subject to any Lien, except the security interest in favor of Agent created by the Loan Documents; (vii) are not subject to any provision prohibiting assignment or requiring notice of or consent to such assignment; (viii) are subject to a perfected, first priority security interest in favor of Agent and are not subject to any other Lien; (ix) are not subject to setoff, counterclaim, defense, allowance, dispute, or adjustment other than normal discounts for prompt payment, and the goods sold which gave rise to such accounts receivable have not been returned, rejected, repossessed, lost, or damaged; (x) the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs; (xi) are not evidenced by chattel paper or an instrument of any kind;
(xii) are owed by a Person or Persons that are citizens of or organized under the laws of the United States or any State and are not owed by any Person located outside of the United States of America; (xiii) if any accounts receivable are owed by the United States of America or any department, agency, or instrumentality thereof, the Federal Assignment of Claims Act shall have been complied with; and (xiv) are not owed by an Affiliate of Borrower. No account receivable owed by an account debtor to Borrower shall be included as an Eligible Account if more than twenty-five percent (25%) of the balances then outstanding on accounts receivable owed by such account debtor and its Affiliates to Borrower and the Guarantors have remained unpaid for more than eighty-nine (89) days from the dates of their original invoices. The amount of any Eligible Accounts owed by an account debtor to Borrower or the Guarantors shall be reduced by the amount of all "contra accounts" and other obligations owed by such Person to such account debtor.

        "ELIGIBLE ASSIGNEE" means any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, or other financial institution (whether a corporation, partnership, or other entity) acceptable to the Agent.

        "ELIGIBLE INVENTORY" means, at any time, all inventory then owned by (and in the possession or under the control of) Borrower or the Guarantors and held for sale or disposition in the ordinary course of such Person's business, in which Agent has a perfected, first priority security interest, valued at the lower of actual cost or fair market value. Eligible Inventory shall not include
(i) inventory that has been shipped or delivered to a customer on consignment, a sale or return basis, or on the basis of any similar understanding, (ii) inventory with respect to which a claim exists disputing Borrower's or such Guarantor's title to or right to possession of such inventory, (iii) inventory that is not in good condition or does not comply with any applicable laws, rules, or regulations or the standards imposed by any governmental authority with respect to its manufacture, use, or sale, and (iv) inventory that Agent, in its sole discretion, has determined to be unmarketable.

        "ENVIRONMENTAL LAWS" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., the

Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as such laws, regulations, and requirements may be amended or supplemented from time to time.

        "ENVIRONMENTAL LIABILITIES" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

        "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

        "EURODOLLAR ADVANCES" means Advances the interest rates on which are determined on the basis of the rates referred to in the definition of "Adjusted Eurodollar Rate" in this Section 1.1.

        "EURODOLLAR RATE" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by the Reference Bank to leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Advance made by the Reference Bank to which such Interest Period relates. If the Reference Bank is not participating in any Eurodollar Advances during any Interest Period therefor (pursuant to Section 4.4 or for any other reason), the Adjusted Eurodollar Rate for such Advances for such Interest Period shall be determined by reference to the amount of the Advances which the Reference Bank would have made had it been participating in such Advances.

        "ENSERCO LOAN AGREEMENT" means the Credit Agreement dated as of June 30, 1998, between the Borrower and EnSerCo, L.L.C., a Delaware limited liability company, as Lender, as the same may be modified from time to time.

        "ENSERCO LOAN DOCUMENTS" means the EnSerCo Loan Agreement and each other agreement, instrument, or document executed at any time in connection therewith.

        "EVENT OF DEFAULT" has the meaning specified in Section 11.1.

        "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to Comerica Bank-Texas on such day on such transactions as determined by the Agent.

        "FUNDED DEBT" means all indebtedness for borrowed money (including, without limitation, the unpaid amount of the purchase price of any property) evidenced by a written document and subject to required payments of interest and/or principal including, without limitation, Capital Lease Obligations and any Contingent Obligations related to any of the foregoing.

        "FUNDED DEBT/EBITDA RATIO" means, on any date of determination, the ratio of (a) the Funded Debt of the Borrower and its Subsidiaries as of the date of determination to (b) EBITDA of the Borrower and its consolidated Subsidiaries for the period in question.

        "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

        "GHX REAL PROPERTY" means the real property and interests in real property described in those two (2) certain Deeds of Trust executed by GHX.

        "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

        "GUARANTORS" collectively means The Rex Group, Inc., a Texas corporation (the "Rex Group"), Rex Machinery Sales, Inc., a Texas corporation d/b/a Rex/Paul's Machine/Sales ("Rex Sales"), Rex Machinery Movers, Inc., a Texas corporation ("Rex Movers"), U.S. Crating, Inc., a Texas corporation (f/k/a Rex Export Crating, Inc. ("U.S. Crating"), First Texas Credit Corporation, a Texas corporation ("First Texas"), Landreth Engineering Company, a Texas corporation ("Landreth"), Pipeline Valve Specialty, Inc., a Texas corporation (f/k/a Industrial Municipal Supply Company) ("Pipeline"), Bolt Manufacturing Co., Inc., a Texas corporation, d/b/a Walker Bolt Manufacturing Co., Inc. ("Bolt"), LSS-Lone Star-Houston, Inc., a Texas corporation ("LSS"),

American Rivet Company, Inc., an Illinois corporation ("Rivet"), Manifold Valve Services, Inc., a Delaware corporation d/b/a Rogers Equipment & Supply Company ("Manifold"), Philform, Inc., a Michigan corporation ("Philform"), GHX, Incorporated, a Texas corporation ("GHX"), Regal Machine Tool, Inc., a Texas corporation, f/k/a/ Rex Machine Tool, Inc. ("Regal"), WHIR Acquisition, Inc., a Texas corporation d/b/a Ameritech Fastener Manufacturing ("WHIR"), Moores Pump and Supply, Inc., a Louisiana corporation ("Moores"), GHX, Incorporated of Louisiana, a Louisiana corporation ("GHX Louisiana"), and Beaird Industries, Inc., a Delaware corporation ("Beaird"), and individually, each a "Guarantor." The term "Guarantor" and "Guarantors" shall include any Person becoming a party to the Guaranty after the date hereof.

        "GUARANTY" means the joint and several guaranty of the Guarantors in favor of the Agent and the Banks, in substantially the form of Exhibit "E" hereto, as the same may be amended, supplemented, or modified from time to time.

        "HAZARDOUS MATERIAL" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

        "INACTIVE SUBSIDIARIES" collectively means XSUP Corporation, a Texas corporation (f/k/a Rex Supply Corporation) ("XSUP"), Rex International Corporation, a Texas corporation ("Rex International"), XTEL Corporation, a Texas corporation ("XTEL") and Losco, Inc., a Texas corporation ("Losco"), and individually, each an "Inactive Subsidiary").

        "INTEREST EXPENSE" means, for any period, the total consolidated interest expense (including, without limitation, attributable to Capital Lease Obligations) of the Borrower and its consolidated subsidiaries for such period, determined in accordance with GAAP.

        "INTEREST PERIOD" means with respect to any Eurodollar Advances, each period commencing on the date such Advances are made or Converted from Advances of another Type or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 2.5 or 2.6 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

        Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Advances if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date;
(c) no more than five (5) Interest Periods for Eurodollar Advances shall be in effect at the same time; and (d) no Interest Period for any Eurodollar Advances shall have a duration of less than one (1) month and, if the Interest Period for any Eurodollar Advances would otherwise be a shorter period, such Advances shall not be available hereunder.

        "ISSUING BANK" initially means Comerica, in its capacity as the issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 12.7 hereof.

        "LETTER OF CREDIT" means any standby letter of credit issued by the Issuing Bank for the account of the Borrower pursuant to Article II.

        "LETTER OF CREDIT COMMITMENT" means the commitment of the Issuing Bank to issue, and the commitment of the Banks severally to participate in Letters of Credit from time to time issued or outstanding under Article II, in an aggregate amount not to exceed on any date the amount of Seven Million and No/100 Dollars ($7,000,000); provided that the Letter of Credit Commitment is a part of the combined Commitments, rather than a separate independent commitment.

        "LETTER OF CREDIT LIABILITIES" means, at any time, the aggregate face amount of all outstanding Letters of Credit.

        "LETTER OF CREDIT REQUEST FORM" means a certificate, in substantially the form of Exhibit "L" hereto, properly completed and signed by the Borrower requesting issuance of a Letter of Credit.

        "LEVERAGE RATIO" means, at any time, the ratio of Consolidated Liabilities to Consolidated Tangible Net Worth.

        "LIEN" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

        "LOAN DOCUMENTS" means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, guaranties, and other instruments, documents, mortgages and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

        "LSS REAL PROPERTY" means the real property and interests in real property described in that certain Deed of Trust executed by LSS.

        "MAXIMUM RATE" means, at any time and with respect to any Bank, the maximum rate of interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the

Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1D.001, et. seq., Vernon's Texas Civil Statutes.

        "MONTHLY PAYMENT DATE" means the last day of each calendar month of each year, the first of which shall be the second such day after the date of this Agreement.

        "MORTGAGE" means the Collateral Mortgage of Beaird in favor of the Agent, for the benefit of the Banks, in substantially the form of Exhibit "C" hereto, as the same may be amended, supplemented, or modified from time to time.

        "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in
Section 4001(a)(3) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

        "NOTE" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

        "OBLIGATED PARTY" means any Guarantor or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

        "OBLIGATIONS" means all obligations, indebtedness, and liabilities of the Borrower to the Agent and the Banks, or any of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrower under this Agreement and the other Loan Documents, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

        "OPERATING LEASE" means any lease (other than a lease constituting a Capital Lease Obligation) of real or personal property.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

        "PERSON" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

        "PLAN" means any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

        "PLEDGE AGREEMENT" means the pledge agreement of the Borrower, The Rex Group and GHX in favor of the Agent and the Bank, in substantially the form of Exhibit "K" attached hereto, as the same may be amended, supplemented or modified from time to time.

        "PRINCIPAL OFFICE" means the principal office of the Agent, presently located at 1508 West Mockingbird, Dallas, Texas, 75235.

        "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

        "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of the Banks.

        "PURCHASE AGREEMENT" means the Stock Purchase Agreement dated May 20, 1998, between the Borrower and Trinity Industries, Inc.

        "REAL PROPERTY" means the real property and interests in real property identified on Schedule 1.1 attached hereto and all improvements and fixtures thereon and all appurtenances thereto.

        "REFERENCE BANK" means Comerica Bank, 39200 Six Mile Road, Livonia, Michigan 48152- 7576.

        "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

        "REGULATORY CHANGE" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

        "RELEASE" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

        "REMEDIAL ACTION" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

        "REQUIRED BANKS" means at any time while no Advances are outstanding, Banks having at least sixty-six percent (66%) of the aggregate amount of the Commitments and, at any time while Advances are outstanding, Banks holding at least sixty-six percent (66%) of the outstanding aggregate principal amount of the Advances.

        "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

        "RESERVE REQUIREMENT" means, for any Fixed Rate Advance for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Advances.

        "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

        "SECURITY AGREEMENT" means the joint and several Security Agreement of the Borrower and the Guarantors in favor of the Agent for the benefit of the Banks, in substantially the form of Exhibit "D" hereto, as the same may be amended, supplemented, or modified.

        "SUBSIDIARY" means any corporation, association, partnership, limited liability company, joint venture or other business entity of which at least more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

        "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

        "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

        "TERMINATION DATE" means 11:00 a.m. Houston, Texas time on June 30, 2000, or such earlier date and time on which the Commitments terminate as provided in this Agreement.

        "TYPE" means any type of Advance (i.e., Base Rate Advance or Eurodollar Advance).

        "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

        Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                          ARTICLE II

                                   ADVANCES/LETTERS OF CREDIT

        Section 2.1 COMMITMENTS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more Advances to the Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect provided that the aggregate amount of all Advances at any time outstanding shall not exceed the lesser of (i) the Commitment minus the sum of the outstanding Letter of Credit Liabilities, or (ii) the Borrowing Base minus the sum of the outstanding Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder the amount of the Commitments by means of Base Rate Advances, and Eurodollar Advances and, until the Termination Date, the Borrower may Convert Advances of one Type into Advances of another Type. Advances of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Advances of such Type.

        Section 2.2 NOTES. The obligation of the Borrower to repay each Bank for Advances made by such Bank and interest thereon shall be evidenced by a Note executed by the Borrower, payable to the order of such Bank, in the principal amount of such Bank's Commitment as originally in effect, and dated the date hereof.

        Section 2.3 REPAYMENT OF ADVANCES. The Borrower shall repay the unpaid principal amount of all Advances on the Termination Date.

        Section 2.4 INTEREST. The unpaid principal amount of the Advances shall bear interest at a varying rate per annum equal from day to day to the lesser of
(a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Advances shall be due and payable as follows:

                  (a) in the case of Base Rate Advances, on each Monthly Payment Date and on the Termination Date;

                  (b) in the case of each Eurodollar Advance, on the last day of the Interest Period with respect thereto;

                  (c) Upon the payment or prepayment of any Advance or the Conversion of any Advance to an Advance of another Type (but only on the principal amount so paid, prepaid, or Converted); and

                  (d) on the Termination Date.

Notwithstanding the foregoing, any outstanding principal of any Advance and (to the fullest extent permitted by law) any other amount payable by the Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

        Section 2.5 BORROWING PROCEDURE. The Borrower shall give the Agent notice by means of an Advance Request Form of each requested Advance at least three (3) Business Day before the requested date of each Eurodollar Advance, specifying: (a) the requested date of such Advance (which shall be a Business
Day), (b) the amount of such Advance, (c) the Type of the Advance, and (d) the duration of the Interest Period for such Advance. Borrower authorizes and directs Agent to make Base Rate Advances in accordance with the sweep authorizations currently and hereafter in effect between the Borrower and the Agent and the Guarantors and the Agent, or alternatively, as directed by Borrower pursuant to an Advance Request Form given to the Agent, at least one
(1) Business Day before the requested date of such Base Rate Advances. The Agent at its option may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of the Agent's right to delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for an Advance by the Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to the Agent. Each Eurodollar Advance shall be in a minimum principal amount of $500,000 or an integral multiple thereof. The aggregate principal amount of Eurodollar Advances having the same Interest Period shall be at least equal to $500,000. The Agent shall notify each Bank of the contents of each such notice and, as applicable, with respect to Base Rate Advances to be made in connection with sweep authorizations. Not later than 10:00 a.m. Dallas, Texas time on the date specified for each Advance hereunder, each Bank will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its pro rata share of each Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make each Advance available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office. All notices under this Section shall be irrevocable and shall be given not later than 11:00 a.m. Dallas, Texas, time on the day which is not less than the number of Business Days specified above for such notice.

        Section 2.6 CONVERSIONS AND CONTINUATIONS. The Borrower shall have the right from time to time to Convert all or part of an Advance of one Type into an Advance of another Type or to Continue Eurodollar Advances as Eurodollar Advances by giving the Agent written notice at least one (1) Business Day before Conversion into a Base Rate Advance, at least three (3) Business Days before Conversion into or Continuation of a Eurodollar Advance, specifying: (a) the Conversion or Continuation date, (b) the amount of the Advance to be Converted or Continued, (c) in the case of Conversions, the Type of Advance to be Converted into, and (d) in the case of a Continuation of or Conversion into an Eurodollar Advance, the duration of the Interest Period applicable thereto; provided that (i) Eurodollar Advances may only be Converted on the last day of the Interest Period, and (ii) except for Conversions into Base Rate Advances, no Conversions shall be made while a Default has occurred and is continuing. The Agent shall promptly notify each Bank of the contents of each such notice. All notices under this Section shall be irrevocable and shall be given not later than 11:00 a.m. Houston, Texas time on the day which is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give the Agent the notice as specified above for Continuation or Conversion of an Eurodollar Advance prior to the end of the Interest Period with respect thereto, such Eurodollar Advance shall be Converted automatically into a Base Rate Advance on the last day of the then current Interest Period for such Eurodollar Advance.

        Section 2.7 USE OF PROCEEDS. The proceeds of Advances shall be used by the Borrower for working capital in the ordinary course of business and in connection with the acquisition of Beaird.

        Section 2.8 FEES.

                  (a) The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment for the period from and including the date of this Agreement to and including the Termination Date, at the rate of one-fourth of one percent (0.25%) per annum based on a 360 day year and the actual number of days elapsed. Accrued commitment fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date.

                  (b) The Borrower agrees to pay to the Agent such agent fees as may be separately agreed to in writing by the Borrower and the Agent.

        Section 2.9 REDUCTION OR TERMINATION OF COMMITMENTS. The Borrower shall have the right to terminate in whole or reduce in part the unused portion of the Commitments upon at least three (3) Business Days' prior notice (which notice shall be irrevocable) to the Agent specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in the amount of $1,000,000 or an integral multiple thereof and the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Advances exceeds the Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Commitments may not be reinstated after they have been terminated or reduced.

        Section 2.10 LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions of this Agreement, (a) the Issuing Bank agrees to issue one or more Letters of Credit for the account of the Borrower from time to time from the date hereof to and including the Termination Date and to honor drafts under the Letters of Credit, and (b) Banks severally agree to participate in Letters of Credit issued by the Issuing Bank for the account of the Borrower; provided, however, that the Issuing Bank shall not be obligated to issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of issuance of such Letter of Credit (the "Issuance Date"), the outstanding Letter of Credit Liabilities (taking into account such proposed Letter of Credit) exceeds the lesser of (i) the Letter of Credit Commitment, (ii) an amount equal to the Commitment minus the sum of the outstanding Advances, or (iii) the Borrowing Base minus the sum of the outstanding Advances; provided, further, that no Bank shall be obligated to participate in such Letter of Credit if the participation of such Bank in the Letter of Credit Liabilities, plus the amount of such Bank's Advances would exceed such Bank's Commitment. Each Letter of Credit shall have an expiration date not to exceed the Termination Date, shall be payable in Dollars, shall have a minimum face amount of Ten Thousand and No/100 Dollars ($10,000), must support a transaction that is entered into in the ordinary course of the Borrower's business, must otherwise be satisfactory in form and substance to the Issuing Bank, and shall be issued pursuant to such documents and instruments (including, without limitation, the Issuing Bank's standard application for issuance of letters of credit as then in effect) as the Issuing Bank may require. No Letter of Credit shall require any payment by the Issuing Bank to the beneficiary thereunder pursuant to a drawing prior to the third Business Day following presentment of a draft and any related documents to the Issuing Bank.

        Section 2.11   ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

                  (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least five (5) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be sent by electronic transfer or facsimile, confirmed immediately in an original writing, in the form of a Letter of Credit Request Form, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business
Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the conditions permitting a drawing or drawings thereunder; (vi) the form of the standby letter of credit; (vii) whether such Letter of Credit shall permit a single drawing or multiple drawings; and (viii) such other matters as the Issuing Bank may reasonably require.

                  (b) At least one (1) Business Day prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the Letter of Credit Request from the Borrower and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to Issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such Issuance is not then permitted under subsection 2.10; or (B) that one or more conditions specified in Article VI are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Bank will, upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least five (5) business days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by electronic transfer or facsimile, confirmed immediately in an original writing or by electronic transfer, made in the form of a Letter of Credit Request Form and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if:
(A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any Letter of Credit Request Form.

                  (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Borrower and upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least five (5) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by electronic transfer or facsimile, confirmed immediately in an original writing or by electronic transfer, in the form of a Letter of Credit Request Form, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business
Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligations to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 2.11(d) upon the request of the Borrower but the Issuing Bank shall not have received any Letter of Credit Request Form from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received a Letter of Credit Request Form from the Borrower requesting such renewal.

                  (e) This Agreement shall control in the event of any conflict with any Letter of Credit related document (other than any Letter of Credit).

                  (f) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising Bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

        Section 2.12   RISK PARTICIPATION, DRAWINGS AND REIMBURSEMENTS.

                  (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

                  (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 2.12(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. The Borrower shall reimburse the Issuing Bank prior to 11:00 a.m. (Dallas time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00 a.m. (Dallas time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Base Rate Advances be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in Section 6.2.

                  (c) Each Bank shall upon any notice pursuant to subsection 2.12(b) make available to the Agent for the account of the relevant Issuing Bank an amount in dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 2.12(d)) each be deemed to have made an Advance consisting of a Base Rate Advance to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 1:00 p.m. (Dallas time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 2.12.

                  (d) With respect to any unreimbursed drawing that is not converted into Advances consisting of Base Rate Advances to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 6.2 or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank a Letter of Credit Advance (herein so called) in the amount of such drawing, which Letter of Credit Advance shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Default Rate for the period from and including the date of such drawing to but excluding the date of the Letter of Credit Advance, together with all accrued, unpaid interest thereon, is paid in full, and each Bank's payment to the Issuing Bank pursuant to subsection 12.12(c) shall be deemed payment in respect of its participation in such Letter of Credit Advance and shall constitute a participation in such Letter of Credit Advance in accordance with such Bank's Pro Rate Share in satisfaction of its participation obligation under this Section 12.12.

                  (e) Each Bank's obligation in accordance with this Agreement to make the Advances of Letter of Credit Advances, as contemplated by this
Section 12.12, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Advances under this Section 12.12 is subject to the conditions set forth in Section 6.2.

        Section 2.13   INDEMNIFICATION.

                  (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 2.12 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

                  (b) If the Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding of the types described in Sections 11.1(d) or (e) (each an "Insolvency Proceeding"), any portion of the payments made by the Borrower to the Agent for the account of the Issuing Bank pursuant to subsection 2.13(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

        Section 2.14   ROLE OF THE ISSUING BANK.

                  (a) Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Agent-related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit related document.

                  (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.15; provided, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        Section 2.15 OBLIGATIONS ABSOLUTE. The Obligations of the Borrower under this Agreement and any Letter of Credit related document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any Letter of Credit Advance and any drawing under a Letter of Credit converted into an Advance, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit related document under all circumstances, including the following:

                       (i) any lack of validity or enforceability of this Agreement or any Letter of Credit related document;

                       (ii) any change in the time, manner or place of payment
                  of, or in any other term of, all or any of the Obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit related document;

                       (iii) the existence of any claim, set-off, defense or
                  other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Related Documents or any unrelated transaction;

                       (iv) any draft, demand, certificate or other document
                  presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                       (v) any payment by the Issuing Bank under any Letter of
                  Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                       (vi) any exchange, release or non-perfection of any
                  collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                       (vii) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor, except for errors and omissions caused by an Issuing Bank's gross negligence or willful misconduct.

        Section 2.16 CASH COLLATERAL PLEDGE. Upon (i) the request of the Agent,
(A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in a Letter of Credit Advance hereunder, or (B) if, as of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 3.2 requiring the Borrower to Cash Collateralize Letters of Credit, then, the Borrower shall immediately Cash Collateralize the Letter of Credit Liabilities in an amount equal to such Letter of Credit Liabilities. The Borrower hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such Cash Collateral. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Comerica. The Borrower agrees to enter into documentation evidencing such security interest in the Cash Collateral, in form and substance satisfactory to Agent and the Required Banks in their reasonable discretion.

        Section 2.17   LETTER OF CREDIT FEES.

                  (a) The Borrower shall pay to the Agent for the account of each of the Banks a floating letter of credit fee with respect to the Letters of Credit equal to the greater of (i) Five Hundred and No/100 Dollars ($500) or (ii) one percent per annum (1%) upon the face amount of outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable monthly in arrears on the last Business Day of each calendar month during which Letters of Credit are outstanding, commencing on the first such monthly date to occur after the date hereof, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

                  (b) The Company shall pay to the Issuing Bank from time to time on demand the normal and customary issuance, presentation, amendment and other customary processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

        Section 2.18 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

        Section 2.19 EXISTING LETTERS OF CREDIT. The letters of credit described on Schedule 2.19 hereto issued by Comerica shall be deemed to be Letters of Credit issued by the Issuing Bank hereunder pursuant to the Letter of Credit Commitment and shall be subject to and governed by, in all respects, this Agreement to the same effect as if such Letters of Credit were issued pursuant to this Agreement except as to Letter of Credit fees already collected by Comerica.

                                          ARTICLE III

                                            PAYMENTS

        Section 3.1 METHOD OF PAYMENT. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 a.m., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 3.3 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

        Section 3.2    PREPAYMENT.

                  (a) The Borrower may, upon prior notice to the Agent in the case of Base Rate Advances on the day of prepayment unless such prepayments are being made on Base Rate Advances pursuant to the Borrower's sweep authorizations then in effect, and at least three (3) Business Days' prior notice to the Agent in the case of Eurodollar Advances, prepay the Advances in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that (a) Eurodollar Advances may be prepaid only on the last day of the Interest Period for such Advances, and (b) each partial prepayment of Eurodollar Advances shall be in the principal amount of $100,000 or an integral multiple thereof. All notices under this Section shall be irrevocable and shall be given not later than 11:00 a.m. Dallas, Texas time on the day which is not less than the number of Business Days specified above for such notice.

                  (b) If on any date the Letter of Credit Liabilities exceed the Letter of Credit Commitment, the Borrower shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the aggregate Letter of Credit Commitment. If on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, (i) the aggregate amount of Advances then outstanding plus the amount of Letter of Credit Liabilities exceeds (ii) the lesser of the Commitment or the Borrowing Base, the

        Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Advances by an amount equal to the applicable excess.

        Section 3.3 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each Advance shall be by the Banks under Section 2.1, each payment of commitment fee under Section 2.8 shall be made for the account of the Banks, and each termination or reduction of the Commitments under Section 2.9 shall be applied to the Commitments of the Banks, pro rata according to the respective unused Commitments; (b) the making, Conversion, and Continuation of Advances of a particular Type (other than Conversions provided for by Section 4.4) shall be made pro rata among the Banks holding Advances of such Type according to the amounts of their respective Commitments; (c) each payment and prepayment of principal of or interest on Advances by the Borrower of a particular Type shall be made to the Agent for the account of the Banks holding Advances of such Type pro rata in accordance with the respective unpaid principal amounts of such Advances held by such Banks; and (d) Interest Periods for Advances of a particular Type shall be allocated among the Banks holding Advances of such Type pro rata according to the respective principal amounts held by such Banks.

        Section 3.4 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

        Section 3.5 WITHHOLDING TAXES. All payments by the Borrower of principal of and interest on the Advances and of all fees and other amounts payable under any Loan Document are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, the Borrower will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on the Advances and of all other amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure of such Bank to comply with the provisions of Section 3.6. The Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

        Section 3.6 WITHHOLDING TAX EXEMPTION. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

        Section 3.7 COMPUTATION OF INTEREST. Interest on the Advances and all other amounts payable by the Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                          ARTICLE IV

                                YIELD PROTECTION AND ILLEGALITY

        Section 4.1    ADDITIONAL COSTS.

                  (a) The Borrower shall pay within five (5) Business Days of the request therefor to Agent for the account of such Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining of any Eurodollar Advances hereunder or its obligation to make any of such Advances hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                       (i) changes the basis of taxation of any amounts payable
                  to such Bank under this Agreement or its Note in respect of any of such Advances (other than taxes imposed on the overall net income of such Bank or its Applicable Lending

                  Office for any of such Advances by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                       (ii) imposes or modifies any reserve, special deposit,
                  minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Advances or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof); or

                       (iii) imposes any other condition affecting this
                  Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

        Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Advances affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank, provided that such Bank shall have no obligation to so designate an Applicable Lending Office located in the United States of America. Each Bank will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this Section 4.1(a). If any Bank requests compensation from the Borrower under this Section 4.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such Bank to make or Continue making, or Convert Advances into, Advances of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

                  (b) Without limiting the effect of the foregoing provisions of this Section 4.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Advances is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make or Continue making, or Convert Advances into, Advances of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

                  (c) Determinations and allocations by any Bank for purposes of this Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

        Section 4.2 LIMITATION ON TYPES OF ADVANCES. Anything herein to the contrary notwithstanding, if with respect to any Fixed Rate Advances for any Interest Period therefor:

                  (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement; or

                  (b) Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Advances for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Advances for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Advances and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Advances of such Type or to Convert Advances of any other Type into Advances of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Advances of the affected Type, either prepay such Advances or Convert such Advances into another Type of Advance in accordance with the terms of this Agreement.

        Section 4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Advances hereunder or (b) maintain Eurodollar Advances hereunder, then such Bank shall promptly notify the Borrower (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Eurodollar Advances and to Convert other Types of Advances into Eurodollar Advances hereunder shall be suspended until such time as such Bank may again make and maintain Eurodollar Advances (in which case the provisions of Section 4.4 hereof shall be applicable).

        Section 4.4 TREATMENT OF AFFECTED ADVANCES. If the Eurodollar Advances of any Bank (Advances of such Type being hereinafter called "Affected Advances" and such Type being herein called the "Affected Type") are to be Converted pursuant to Section 4.1 or 4.3 hereof, such Bank's Affected Advances shall be automatically Converted into Base Rate Advances on the last day(s) of the then current Interest Period(s) for the Affected Advances (or, in the case of a Conversion required by Section 4.1(b) or 4.3 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to such Conversion no longer exist:

                  (a) To the extent that such Bank's Affected Advances have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Advances shall be applied instead to its Base Rate Advances;

                  (b) All Advances which would otherwise be made or Continued by such Bank as Advances of the Affected Type shall be made as or Converted into Base Rate Advances and all Advances of such Bank which would otherwise be Converted into Advances of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Advances; and

                  (c) If Advances of other Banks of the Affected Type are subsequently Converted into Advances of another Type (other than Base Rate Advances) such Bank's Base Rate Advances shall be automatically Converted on the Conversion date into Advances of such other Type to the extent necessary so that, after giving effect thereto, all Advances held by such Bank and the Banks whose Advances are so Converted are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to the Conversion of such Bank's Affected Advances pursuant to this Section 4.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Advances of the Affected Type are outstanding, such Bank's Base Rate Advances shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Advances of the Affected Type to the extent necessary so that, after giving effect thereto, all Advances held by the Banks holding Advances of the Affected Type and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

        Section 4.5 COMPENSATION. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (a) Any payment, prepayment or Conversion of a Eurodollar Advance for any reason (including, without limitation, the acceleration of the outstanding Advances pursuant to Section 11.2) on a date other than the last day of an Interest Period for such Advance; or

                  (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in
        Article VI to be satisfied) to borrow, Convert, or prepay a Fixed Rate Advance on the date for such borrowing, Conversion, or prepayment, specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

 Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Advance provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market (if such Advance is a Eurodollar Advance) for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

        Section 4.6 CAPITAL ADEQUACY. If after the date hereof, any Bank shall have determined that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy (including, without limitation, any law, rule, or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within five (5) Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

                                           ARTICLE V

                                           SECURITY

        Section 5.1 COLLATERAL. To secure full and complete payment and performance of the Obligations, the Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 5.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

                  (a) Beaird shall grant to the Agent for the benefit of the Banks a first priority lien on the Real Property and shall assign to the Agent for the benefit of the Banks all present and future rents, leases, and profits relating to the Real Property, pursuant to the Mortgage.

                  (b) The Borrower and the Guarantors (including all Subsidiaries created or acquired after the date hereof) shall grant to the Agent for the benefit of the Banks a first priority security interest (except for Permitted Liens) in all of their respective accounts, accounts receivable, equipment, machinery, fixtures, inventory, chattel paper, documents, instruments, and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreement.

                  (c) LSS and GHX, respectively, will grant liens on the LSS Real Property and GHX Real Property secure the Obligations pursuant to the Deeds of Trust.

                  (d) The Borrower shall, and shall cause its Subsidiaries (other than Inactive Subsidiaries) to, open a lock box account satisfactory to Agent at Agent's offices and direct that all account debtors pay all monies directly into such lock box account, which shall be in the sole name and under the sole dominion and control of Agent.

                  (e) The Borrower, the Rex Group and GHX shall pledge to and grant to the Agent for the benefit of Banks, a first priority lien and security interest in 100% of the share capital of each of Subsidiaries of such Person pursuant to the Pledge Agreement.

                  (f) The Borrower shall execute, and cause its Subsidiaries to execute, from time to time, such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral.

        Section 5.2 SETOFF. If an Event of Default shall have occurred and is continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, such Bank's Note, or any other Loan Document, irrespective of whether or not the Agent or such Bank shall have made any demand under this Agreement or such Bank's Note or such other Loan Document and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Agent) after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of set off) which such Bank may have.

                                          ARTICLE VI

                                     CONDITIONS PRECEDENT

        Section 6.1 INITIAL ADVANCE AND LETTERS OF CREDIT. The obligation of each Bank to make its initial Advance and the Issuing Bank to issue any initial Letter of Credit is subject to the condition precedent that the Agent shall have received on or before the day of such Advance or issuance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

                  (a) RESOLUTIONS. Resolutions of the Board of Directors of the Borrower and the Guarantors certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;

                  (b) INCUMBENCY CERTIFICATE. A certificate of incumbency for each of the Borrower and the Guarantors certified by the Secretary or an Assistant Secretary of such Person certifying the names of the officers of such Person authorized to sign this Agreement and each of the other Loan Documents to which such Person is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                  (c) ARTICLES OF INCORPORATION. The articles of incorporation of the Borrower and the Guarantors certified by the Secretary of State of the state of incorporation of such Person and dated within thirty
        (30) days prior to the date of the initial Advance;

                  (d) BYLAWS. The bylaws of the Borrower and the Guarantors certified by the Secretary or an Assistant Secretary of such Person;

                  (e) GOVERNMENTAL CERTIFICATES. Certificates of the appropriate government officials of the state of incorporation of the Borrower and the Guarantors as to the existence and good standing of such Person, each dated within thirty (30) days prior to the date of the initial Advance;

                  (f)  NOTE.  The Note executed by the Borrower;

                  (g) SECURITY AGREEMENT. The Security Agreement executed by the Borrower and the Guarantors;

                  (h)  MORTGAGE.  The Mortgage executed by Beaird;

                  (i) FINANCING STATEMENTS. Uniform Commercial Code UCC-1 financing statements and UCC-1 financing statement amendments executed by the Borrower and the Guarantors and covering the Collateral;

                  (j)  GUARANTY.  The Guaranty executed by the Guarantors;

                  (k) LANDLORD AND MORTGAGEE WAIVERS. Landlord and Mortgagee waivers executed by the landlords and mortgagees specified on Schedule 6.1(l) attached hereto;

                  (l) CONTRIBUTION AGREEMENT. The Contribution Agreement executed by the Borrower and the Guarantors;

                  (m) DEEDS OF TRUST. A Deed of Trust executed by LSS with respect to the LSS Real Property and two (2) Deeds of Trust executed by GHX with respect to the GHX Real Property;

                  (n) UCC SEARCHES. The results of a Uniform Commercial Code searches showing all financing statements and other documents or instruments on file against the Borrower and the Guarantors in the jurisdictions reflected on Schedule 6.1(l) attached hereto;

                  (o) PAYOFF OF GHX REVOLVING LINE OF CREDIT AND THE REARRANGEMENT OF THE $18,000,000 LINE OF CREDIT. Evidence satisfactory to Agent that GHX's existing $5,000,000 revolving credit loan with Comerica and the Borrower's and certain of the Guarantors' $18,000,000 revolving credit loan with Comerica have been paid in full and the commitments thereunder terminated, which, loans have been renewed and extended as a part of the Commitment and have been funded to the Borrower under the Note;

                  (p) REVIEW OF RELATED DOCUMENTS. Agents shall have reviewed and approved the EnSerCo L.L.C. loan documents with Borrower;

                  (q) OPINION OF COUNSEL. A favorable opinion of Gardere Wynne Sewell & Riggs, L.L.P., legal counsel to the Borrower and the Guarantor, as to the matters set forth in Exhibit "F" hereto, and such other matters as the Agent may reasonably request;

                  (r) PLEDGE AGREEMENT. The Pledge Agreement executed by the Borrower, the Rex Group and GHX;

                  (s) EVIDENCE OF CLOSING AND FUNDING OF THE BEAIRD ACQUISITION.
        (i) Agent shall have received true copies of the executed Purchase Agreement certified by the Secretary or Assistant Secretary of the Borrower (A) as being true and correct copies of such documents, (B) as having been duly authorized by the Board of Directors of the Borrower, and (c) as having been duly executed and delivered by the Borrower; and
        (ii) the Agent shall have received evidence satisfactory to the Agent of the consummation of the transactions contemplated by the Acquisition Documents, substantially as described therein and in conformity with applicable law and on terms and conditions satisfactory to the Agent. The Purchase Agreement and all other Acquisition Documents shall be valid, binding and enforceable against the parties thereto in accordance with their terms, shall be in form and substance reasonably satisfactory to the Agent and none of the principal terms or conditions to closing of any party set forth in the Purchase Agreement or any other Acquisition Document shall have been, without the prior written consent of the Agent, amended or supplemented, and all principal conditions stated therein shall have been satisfied without waiver.

                  (t) ATTORNEYS' FEES AND EXPENSES. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 13. 1, to the extent incurred, shall have been paid in full by the Borrower.

        Section 6.2 ALL ADVANCES AND LETTERS OF CREDIT. The obligation of each Bank to make any Advance (including the initial Advance) and the Issuing Bank to issue any Letter of Credit (including any initial Letter of Credit) is subject to the following additional conditions precedent:

                  (a) ADVANCE REQUEST FORM/LETTER OF CREDIT REQUEST FORM. The Agent shall have received, in connection with any requested Advance in accordance with Section 2.5, an Advance Request Form, dated the date of such Advance, and, in connection with any requested Letter of Credit, the Issuing Bank and the Agent shall have received a Letter of Credit Request Form, as required under Section 2.11 hereof, in each case executed by an authorized officer of the Borrower;

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing, or would result from such Advance;

                  (c) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in Article VII hereof and in the other Loan Documents shall be true and correct on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date; and

                  (d) ADDITIONAL DOCUMENTATION. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

                                          ARTICLE VII

                                REPRESENTATIONS AND WARRANTIES

        To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks that:

        Section 7.1 CORPORATE EXISTENCE. The Borrower and each Subsidiary (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. The Borrower has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

        Section 7.2 FINANCIAL STATEMENTS. The Borrower has delivered to the Agent audited consolidated financial statements of the Borrower and its Subsidiaries as at and for the fiscal year ended December 31, 1997, and unaudited consolidated financial statements of the Borrower and its Subsidiaries for the three (3)-month period ended March 31, 1998. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section.

        Section 7.3 CORPORATE ACTION; NO BREACH. The execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles or bylaws of the Borrower or any of the Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided in Article V) upon any of the revenues or assets of the Borrower or any Subsidiary.

        Section 7.4 OPERATION OF BUSINESS. The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

        Section 7.5 LITIGATION AND JUDGMENTS. Except as disclosed on Schedule
7.5 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary or the ability of the Borrower to pay and perform the Obligations. There are no outstanding judgments against the Borrower or any Subsidiary.

        Section 7.6 RIGHTS IN PROPERTIES, LIENS. The Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 9.2.

        Section 7.7 ENFORCEABILITY. This Agreement constitutes, and the other Loan Documents to which the Borrower is party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

        Section 7.8 APPROVALS. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party or for the validity or enforceability thereof.

        Section 7.9 DEBT. The Borrower and its Subsidiaries have no Debt or Contingent Obligations, except as disclosed on Schedule 7.9 hereto.

        Section 7.10 TAXES. The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

        Section 7.11 USE OF PROCEEDS: MARGIN SECURITIES. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

        Section 7.12 ERISA. The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

        Section 7.13 DISCLOSURE. No statement, information, report, representation, or warranty made by the Borrower in this Agreement or in any other Loan Document or furnished to the Agent or any Bank in connection with this Agreement or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. All projections, estimates, and pro forma financial information furnished by the Borrower including the report listed on the attached SCHEDULE 7.13 were prepared on the basis of assumptions, data, information, tests or conditions believed to be reasonable at the time such projections, estimates and pro forma financial information were furnished. There is no fact known to the Borrower which has a material adverse effect, or which might in the future have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary that has not been disclosed in writing to the Agent and the Banks.

        Section 7.14 SUBSIDIARIES. The Borrower has no Subsidiaries other than those listed on Schedule 6.1(1) hereto, and Schedule 6.1(1) sets forth the jurisdiction of incorporation of each Subsidiary, the percentage of the Borrower's ownership of the outstanding voting stock of each Subsidiary, and all locations which are leased or mortgaged to a Person other than Agent where inventory of the Borrower or any Subsidiary is located complete with the names and addresses of such landlords and mortgagees. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable. None of the Inactive Subsidiaries has any assets or is conducting any business.

        Section 7.15 AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary, or the ability of the Borrower to pay and perform its obligations under the Loan Documents to which it is a party or the ability of any Subsidiary to pay dividends directly or through another Subsidiary to the Borrower. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

        Section 7.16 COMPLIANCE WITH LAWS. Neither the Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

        Section 7.17 INVENTORY. All inventory of the Borrower and the Subsidiaries has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. ss.ss. 201-219), and the regulations promulgated thereunder.

        Section 7.18 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 7.19 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 7.20 YEAR 2000 COMPLIANCE. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and the Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's or the Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by January 1, 1999. The cost to the Borrower and the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and the Subsidiaries (including, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or Event of Default or materially adversely affect the business, financial position or results of operations of the Borrower or the Subsidiaries. Except for such of the reprogramming referred to in the preceding sentences as may be necessary, the computer and management information systems of the Borrower and the Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower and the Subsidiaries to conduct their respective businesses without any material adverse effect on the business, financial position or results of operations of the Borrower or the Subsidiaries.

        Section 7.21   ENVIRONMENTAL MATTERS.  Except as disclosed on Schedule
        7.21 hereto:

                  (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws except as to non-compliance which could not reasonably be expected to result in a material adverse effect on the business, financial position or results of operations of the Borrower or any of the Subsidiaries. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws except as to non-compliance which could not reasonably be expected to result in a material adverse affect on the business, financial position or results of operations of the Borrower or any of the Subsidiaries.

                  (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

                  (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary in violation of applicable Environmental Laws. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets in violation of applicable Environmental Laws;

                  (d) Neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                  (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of the Subsidiaries that could reasonably be expected to give rise to any material Environmental Liabilities;

                  (f) Neither the Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U. S.C. ss. 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

                  (g) Neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

                  (h) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or its Subsidiaries.

        Section 7.22 ENSERCO LOAN AGREEMENT. The Borrower has delivered to the Agent true, correct and complete copies of the EnSerCo Loan Agreement. There has been no amendment, modification, waiver, or termination of, or supplement to, the EnSerCo Loan Agreement.

        Section 7.23 BOARD OF DIRECTORS. Attached hereto as SCHEDULE 7.23 is a list of the current members of the Board of Directors of Borrower.

                                         ARTICLE VIII

                                      POSITIVE COVENANTS

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following positive covenants:

        Section 8.1 REPORTING REQUIREMENTS. The Borrower will furnish to the Agent and each Bank:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1998,
        (i) a copy of the annual audit report of the Borrower and the Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Deloitte & Touche, or other independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP; (ii) the details of consolidation for the balance sheets and statements of income, and (iii) a certificate of such independent certified public accountants to the Agent (A) stating that to their knowledge no Default has occurred and is continuing, or if in their opinion a Default has occurred and is continuing, a statement as to the nature thereof, and
        (B) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

                  (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each of the quarters of each fiscal year of the Borrower, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings (consolidated only), and cash flow (consolidated only), in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

                  (c) CERTIFICATE OF NO DEFAULT. Concurrently with the delivery of each of the financial statements referred to in subsections 8.1(a) and 8.1(b), a certificate of the chief executive or chief financial officer of the Borrower (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Article X;

                  (d) MANAGEMENT LETTERS. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

                  (e) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or such Subsidiary;

                  (f) NOTICE OF DEFAULT. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (g) ERISA REPORTS. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

                  (h) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Banks pursuant to any other clause of this Section;

                  (i) NOTICE OF MATERIAL ADVERSE CHANGE. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any matter that could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

                  (j) PROXY STATEMENTS, ETC. As soon as available and in any event within five (5) days of being sent to its shareholders or filed with the Securities and Exchange Commission or any successor agency, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally, one copy of all press releases and one copy of each regular, periodic or special report (including Forms 10-K, 10-Q and 8-K), registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (k) BORROWING BASE REPORT. As soon as available, and in any event within fifteen (15) days after the end of each calendar month, a Borrowing Base Report (herein so called) for Borrower and the Subsidiaries in substantially the form of Exhibit "G" hereto, certified by the chief executive or chief financial officer of Borrower together with (i) a monthly aging of accounts receivable in form and detail satisfactory to Agent, (ii) a monthly aging of accounts payable in form and detail satisfactory to Agent and (iii) a summary report listing inventory in form and detail satisfactory to Agent;

                  (l) GENERAL INFORMATION. Promptly, such other information concerning the Borrower, any Subsidiary or any Affiliate as the Agent or any Bank may from time to time reasonably request.

        Section 8.2 MAINTENANCE OF EXISTENCE, CONDUCT OF BUSINESS. The Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate or partnership, as applicable, existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

        Section 8.3 MAINTENANCE OF PROPERTIES. The Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

        Section 8.4 TAXES AND CLAIMS. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, Or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

        Section 8.5 INSURANCE. The Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance and products liability insurance. Each insurance policy covering Collateral shall name the Agent as loss payee for the benefit of the Banks and shall provide that such policy will not be canceled or reduced without thirty (30) days' prior written notice to the Agent.

        Section 8.6 INSPECTION RIGHTS. At any reasonable time and from time to time, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Agent and each Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

        Section 8.7 KEEPING BOOKS AND RECORDS. The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

        Section 8.8 SUBSIDIARY GUARANTIES/SECURITY AGREEMENT/PLEDGE AGREEMENT. The Borrower shall cause each Subsidiary (other than any Inactive Subsidiary) in existence as of the date hereof to execute and deliver the Guaranty, the Contribution Agreement and the Security Agreement and deliver same to Agent on behalf of the Banks on the date hereof. In addition, the Borrower shall cause each Subsidiary formed or acquired after the date hereof (which shall include, without limitation, United Wellhead Services, Inc., a Delaware corporation ("United Wellhead")), within fifteen (15) days after being organized or acquired, as the case may be, to join in the execution of the Guaranty, the Contribution Agreement and the Security Agreement and deliver same to Agent on behalf of the Banks. In addition, the Borrower shall pledge, or cause, as applicable, a Subsidiary to pledge the stock or other equity or ownership interest of such Person in each Subsidiary formed or acquired after the date hereof (which shall include, without limitation, United Wellhead).

        Section 8.9 COMPLIANCE WITH LAWS. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

        Section 8.10 COMPLIANCE WITH AGREEMENTS. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

        Section 8.11 FURTHER ASSURANCES. The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Agent for the benefit of the Banks in the Collateral.

        Section 8.12 ERISA. The Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

        Section 8.13 YEAR 2000 COMPLIANT. The Borrower shall perform all acts reasonably necessary to ensure that (i) the Borrower and the Subsidiaries and any business in which the Borrower or the Subsidiaries hold a substantial interest, and (ii) all customers, suppliers and vendors that are material to the Borrower's or the Subsidiaries' businesses, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of the Borrower's and the Subsidiaries' systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, fixtures, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date-sensitive functions before, during and after the year 2000. The Borrower shall, and shall cause the Subsidiaries to, immediately upon request, provide to the Agent and the Banks such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Required Banks may from time to time require.

        Section 8.14   CERTAIN POST CLOSING COVENANTS.

                  (a) The Borrower and the Subsidiaries shall perfect Agent's security interest in all items of (i) Collateral listed in Schedule II of the Security Agreement (e.g., title vehicles) on or prior to ninety
        (90) days after the date hereof, and (ii) Collateral listed in SCHEDULE III of the Security Agreement (e.g., intellectual property) on or prior to thirty (30) days after the date hereof.

                  (b) The Borrower shall provide to the Agent final execution copies for the Agent's approval, prior to the execution thereof by the Borrower or any Subsidiary party thereto, of the loan documents in connection the proposed financing by Heller Financial, Inc. of the Kirsch H.C. acquisition, and shall not close such transaction without receiving Required Banks' approval.

                  (c) The Borrower shall provide to the Agent executed landlord and mortgagee, as applicable, waivers, acceptable to Agent, with respect to all leased or mortgaged locations of the Borrower and/or any Subsidiary where any Collateral is located on or prior to thirty (30) days after the date hereof (except for the City of Shreveport, which shall be provided not later than sixty (60) days from the date hereof ).

                  (e) The Borrower shall cause all financing statements of record in any jurisdiction in favor of St. James Capital and/or Bank One, Texas, N.A. in inventory and/or accounts filed with respect to any of the Borrower and/or the Guarantors and all financing statements of record in any jurisdiction covering the inventory of Beaird existing on the date hereof to be released and terminated on or prior to thirty (30) days after the date hereof.

                                          ARTICLE IX

                                       NEGATIVE COVENANTS

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following negative covenants:

        Section 9.1 DEBT. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt or Contingent Obligation, except;

                  (a)  Debt to the Banks pursuant to the Loan Documents;

                  (b) Existing Debt described on Schedule 7.9 hereto;

                  (c) Debt not to exceed Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000) to Heller Financial, Inc. to the extent such loan documents have been preapproved by Required Banks;

                  (d) Contingent Obligations consisting of endorsements for collection or deposit in the ordinary course of business;

                  (e) Contingent Obligations of the Company and the Subsidiaries existing as of the date hereof and listed on Schedule 7.9 hereto; and

                  (f) Other Debt not covered in Sections 9. 1 (a) through (e) above not to exceed Two Million and No/100 Dollars ($2,000,000) during the term hereof.

        Section 9.2 LIMITATION ON LIENS. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon its property, assets, or revenues, whether now owned or hereafter acquired, except the following Liens ("Permitted Liens").

                  (a)  Liens disclosed on Schedule 9.2 hereto;

                  (b)  Liens in favor of the Agent for the benefit of the Banks;

                  (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                  (e) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business; and

                  (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for Payment of Debt), or leases made in the ordinary course of business.

        Section 9.3 MERGERS, ETC.. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or any part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself except that (i) acquisitions (but not mergers or consolidations) aggregating during the term hereof of not more than Seven Million Five Hundred and No/100 Dollars ($7,500,000.00) shall be permitted; provided, (A) the Borrower gives the Agent ten (10) Business Days' prior notice of any proposed acquisition and (B) no acquisition shall be permitted if any Default is continuing or would reasonably be expected to result from such acquisition, and (ii) Industrial Holdings Acquisition Three, Inc., a Texas corporation may merge into United Wellhead resulting in United Wellhead becoming a wholly-owned subsidiary of the Borrower. The Borrower shall not, and will not permit any Subsidiary to, create or acquire any Subsidiary unless such new Subsidiary is wholly owned directly or indirectly, by the Borrower.

        Section 9.4 RESTRICTED PAYMENTS. The Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock.

        Section 9.5 INVESTMENTS. The Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase or own, or permit any Subsidiary to purchase or own, any stock, bonds, notes, debentures, or other securities of, any Person, except:

                  (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

                  (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000;

                  (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.; and

                  (d) the investment in, and/or capital contribution to, in an aggregate amount not to exceed Three Million and No/100 Dollars ($3,000,000), a to-be-formed Person owned at least nineteen percent (19%) by the Borrower which will in turn rent the operations and services of an Italian company named "Belleli Energy" ; provided that the structure of such investment and transaction is acceptable to Required Banks in their sole discretion; and

                  (e) the existing investment of the Borrower in OF Acquisition, L.P., a Michigan limited partnership, d/b/a Orbit Form, Inc.

        Section 9.6 TRANSACTIONS WITH AFFILIATES. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

        Section 9.7 DISPOSITION OF ASSETS. The Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, or permit any Subsidiary to do so with any of its assets, except dispositions of inventory in the ordinary course of business and except for sales of excess or obsolete equipment in the ordinary course of business not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate, in a calendar year.

        Section 9.8 SALE AND LEASEBACK. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

        Section 9.9 PREPAYMENT OF DEBT. The Borrower will not prepay, and will not permit any Subsidiary to prepay, any Debt, except (i) the Loan Obligations,
(ii) Debt arising pursuant to the EnSerCo Loan Documents, (iii) the Debt of Philform listed on SCHEDULE 7.9 hereto, (iv) the Debt of the Borrower and Landreth to GE Capital Corporation listed on SCHEDULE 7.9, and (v) Debt described in Section 9.1(f) in an aggregate amount not to exceed Two Million and No/100 Dollars ($2,000,000.00).

        Section 9.10 NATURE OF BUSINESS. The Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged on the date hereof.

        Section 9.11 ENVIRONMENTAL PROTECTION. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in ordinary and reasonable quantities in connection with prudent existing business practices and in compliance with all applicable Environmental Law, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible which could reasonably be expected to have a material adverse effect on the business, financial position or results of operation of the Borrower or any Subsidiary.

        Section 9.12 ACCOUNTING. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Agent, or (b) in tax reporting treatment, except as required by law and disclosed to the Agent.

        Section 9.13 RESTRICTIONS ON DIVIDENDS OR PREPAYMENT. Neither the Borrower nor any Subsidiary shall enter into any agreement or arrangement which
(i) would restrict the ability of any Subsidiary to pay dividends (directly or through another Subsidiary) to the Borrower, or (ii) would expressly prohibit, or would reasonably be expected to prohibit, prepayment of the entire principal amount of the Advances hereunder.

        Section 9.14 INACTIVE SUBSIDIARIES. Neither the Borrower nor any Subsidiary shall convey any property or asset to, or make any investment in, or loan and/or capital contribution to, any Inactive Subsidiary.

                                           ARTICLE X

                                      FINANCIAL COVENANTS

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following financial covenants:

        Section 10.1 CURRENT RATIO. The Borrower will at all times maintain a Current Ratio of not less than 1.25 to 1.0 tested quarterly at the end of each fixed quarter of the Borrower (calculated classifying Advances under this Agreement as short term debt for the purposes of the Current Ratio).

        Section 10.2 CONSOLIDATED NET WORTH. The Borrower will at all times maintain Consolidated Net Worth in an amount not less than Forty-Five Million and No/100 Dollars ($45,000,000) plus (a) 75% of the cumulative consolidated net income of the Borrower since March 31, 1998, for each fiscal quarter of the Borrower in which the Borrower's consolidated net income is positive plus (b) 100% of the net proceeds received by the Borrower from any sale or issuance of any equity securities, or any other additions to capital by (including any increases in equity of the Borrower or any Subsidiary resulting from mergers, poolings, and acquisitions), the Borrower or the Subsidiaries during each fiscal quarter ending on or after March 31, 1998.

        Section 10.3 FUNDED DEBT/EBITDA RATIO. The Borrower will at all times maintain a Funded Debt/EBITDA Ratio of not more than 3.5 to 1.0 tested at the end of each fiscal quarter of the Borrower for the rolling four (4) quarter period then ended.

        Section 10.4 CASH FLOW COVERAGE RATIO. The Borrower will at all times maintain a Cash Flow Coverage Ratio of not less than 1.25 to 1.0 tested quarterly at the end of each fiscal quarter of the Borrower for the rolling four
(4) quarter period then ended.

        Section 10.5 LEVERAGE RATIO. The Borrower will at all times maintain a Leverage Ratio of not greater than 3.0 to 1.0.

        Section 10.6 OPERATING LEASES. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any liability for payments under any Operating Leases, which would cause the aggregate amount of payment to be made by the Borrower and the Subsidiaries on a consolidated basis (including taxes, insurance, maintenance, and similar expenses which the Borrower or any Subsidiary is obligated to pay under any such Operating Lease) in any fiscal year of the Borrower to exceed Three Million and No/100 Dollars ($3,000,000).

        Section 10.7 CAPITAL EXPENDITURES. The Borrower shall not make or incur, and will not permit any Subsidiary to make or incur, Capital Expenditures in any calendar year, in excess of Four Million and No/100 Dollars ($4,000,000) in the aggregate for the Borrower and the Subsidiaries.

                                          ARTICLE XI

                                            DEFAULT

        Section 11.1 EVENTS OF DEFAULT. Each of the following shall be deemed an "Event of Default":

                  (a) The Borrower shall fail to pay when due the Obligations or any part thereof (other than the payment of principal) and such failure shall remain unremedied for three (3) days or any Obligated Party shall fail to pay when due any principal amount owed under the Loan Documents.

                  (b) Any representation or warranty made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 8. 1, Article IX, or Article X of this Agreement; or the Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure shall continue for a period of five (5) days after notice thereof to the Borrower by the Agent or any Bank (through the Agent).

                  (d) The Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                  (e) An involuntary proceeding shall be commenced against the Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

                  (f) The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of One Hundred Thousand and No/100 Dollars ($100,000) against any of its assets or properties.

                  (g) A final judgment or judgments for the payment of money in excess of One Hundred Thousand and No/100 Dollars ($100,000) in the aggregate shall be rendered by a court or courts against the Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty
        (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                  (h) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                  (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                  (j) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any

        Reportable Event with respect to any Plan; (iii) the filing under
        Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under
        Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Hundred Thousand and No/100 Dollars ($100,000).

                  (k) The Borrower or any of its Subsidiaries, or any of their properties, revenues, or assets, shall become the subject of an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged (or provisions shall not be made for such discharge) within thirty (30) days from the date of entry thereof.

                  (l) After the Closing Date, any Person or two or more Person acting as a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of thirty percent (30%) or more of the outstanding shares of voting stock of the Borrower; or individuals who, as of the date hereof, constitute the Board of Directors of the Borrower (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Borrower; provided, however, that any individual becoming a director of the Borrower subsequent to the Closing Date whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Borrower; or they shall cease to directly or indirectly own one hundred percent (100%) of each class of stock or other equity interests of Subsidiary.

                  (m) The Borrower, any Subsidiary, Guarantor or any Obligated Party, or any combination of one or more of such Persons, shall fail to pay when due any principal or interest on any Debt (other than the Obligations) payable to Comerica including without limitation under the promissory notes listed on Schedule 11.1(m) hereto, (collectively, the Comerica Other Debt") or the maturity of any Comerica Other Debt shall have been accelerated, or any such Comerica Other Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or the passage of time, or both, would permit) any holder or holders of such

        Comerica Other Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any prepayment.

                  (n) Any "Event of Default" or similar express occurrence shall exist under any of the EnSerCo Loan Documents.

        Section 11.2 REMEDIES. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

                  (a) ACCELERATION. Declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing by the beneficiary under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare all outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) TERMINATION OF COMMITMENTS. Terminate the Commitments and the Letter of Credit Commitment without notice to the Borrower.

                  (c) JUDGMENT. Reduce any claim to judgment.

                  (d) FORECLOSURE. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                  (e) RIGHTS. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Subsection (d) or (e) of Section 11.1, the Commitments of all of the Banks shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

        Section 11.3 PERFORMANCE BY THE AGENT. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.

                                          ARTICLE XII

                                           THE AGENT

        Section 12.1 APPOINTMENT, POWERS AND IMMUNITIES. In order to expedite the various transactions contemplated by this agreement, the Banks hereby irrevocably appoint and authorize Comerica Bank-Texas to act as their Agent hereunder and under each of the other Loan Documents. Comerica Bank-Texas consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Banks authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Banks, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of itself and the other Banks:

                  (a) To receive on behalf of each of the Banks any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Bank its pro rata share of all payments so received as provided in this Agreement;

                  (b) To receive all documents and items to be furnished under the Loan Documents;

                  (c) To act as nominee for and on behalf of the Banks in and under the Loan Documents;

                  (d) To arrange for the means whereby the funds of the Banks are to be made available to the Borrower;

                  (e) To distribute to the Banks information, requests, notices, payments, prepayments, documents and other items received from the Borrower, the other Obligated Parties, and other Persons;

                  (f) To execute and deliver to the Borrower, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Banks;

                  (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Bank all rights and remedies of Banks upon the occurrence of any Event of Default;

                  (h) To accept, execute, and deliver the Security Agreement and any other security documents as the secured party; and

                  (i) To take such other actions as may be requested by Required Banks.

        Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank;
(iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

        Section 12.2 RIGHTS OF AGENT AS A BANK. With respect to its Commitment, the Advances made by it and the Note issued to it, Comerica Bank-Texas in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrower, any of its Subsidiaries, any other Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any other Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.

        Section 12.3 SHARING OF PAYMENTS, ETC. If any Bank shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by the Borrower or any other Obligated Party to such Bank, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Bank shall promptly purchase from the other Banks participation in the Advances held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks in accordance with its pro rata portion thereof. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Advances made by the other Banks may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Advances to the Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

        Section 12.4 INDEMNIFICATION. The Banks hereby agree to indemnify the Agent from and hold the Agent harmless against (to the extent not reimbursed under Sections 13.1 and 13.2, but without limiting the obligations of the Borrower under Sections 13.1 and 13.2), ratably in accordance with their respective Commitments, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including attorneys' fees), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted to be taken by the Agent under or in respect of any of the Loan Documents; provided, further, that no Bank shall be liable for any portion of the foregoing to the extent caused by the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, it is the express intention of the Banks that the Agent shall be indemnified hereunder from and held harmless against all of such liabilities, obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including attorneys' fees), and disbursements of any kind or nature directly or indirectly arising out of or resulting from the sole or contributory negligence of the Agent. Without limiting any other provision of this Section, each Bank agrees to reimburse the Agent promptly upon demand for its pro rata share (calculated on the basis of the Commitments) of any and all out-of-pocket expenses (including attorneys'
fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

        Section 12.5 INDEPENDENT CREDIT DECISIONS. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other

Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of the Borrower or any Obligated Party, Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

        Section 12.6 SEVERAL COMMITMENTS. The Commitments and other obligations of the Banks under this Agreement are several. The default by any Bank in making an Advance in accordance with its Commitment shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making any Advance, each nondefaulting Bank shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. In no event shall any Bank be required to advance an amount or amounts which shall in the aggregate exceed such Bank's Commitment. No Bank shall be responsible for any act or omission of any other Bank.

        Section 12.7 SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided below may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by Required Banks. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent. Notwithstanding the foregoing, Comerica may not be removed as the Agent at the request of the Required Banks unless Comerica shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance satisfactory to Comerica.

                                         ARTICLE XIII

                                         MISCELLANEOUS

        Section 13.1 EXPENSES. The Borrower hereby agrees to pay on demand: (a) all costs and expenses of the Agent and the Banks in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of legal counsel for the Agent and the Banks, (b) all costs and expenses of the Agent and the Banks in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for the Agent and the Banks,
(c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other costs and expenses incurred by the Agent and the Banks in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with obtaining any mortgagee title insurance policy, survey, audit, or appraisal in respect of the Collateral.

        Section 13.2 INDEMNIFICATION. The Borrower shall indemnify the Agent and each Bank and each Affiliate thereof and their respective officers, directors, employees, attorneys, and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses (including attorneys' fees) to which any of them may become subject which directly or indirectly arise from or relate to (a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Loan Documents, (b) any of the transactions contemplated by the Loan Documents, (c) any breach by the Borrower of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, (d) the presence, Release, threatened Release, disposal, removal, or cleanup of any Hazardous Material located on, about, within, or affecting any of the properties or assets of the Borrower or any Subsidiary, or
(e) any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation, or other proceeding relating to any of the foregoing. Without limiting any provision of this Agreement or of any other Loan Document, it is the express intention of the parties hereto that each Person to be indemnified under this Section shall be indemnified from and held harmless against any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses (including attorneys' fees) arising out of or resulting from the sole or contributory negligence of such Person.

        Section 13.3 LIMITATION OF LIABILITY. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan

Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Bank or any of their respective Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

        Section 13.4 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent and the Banks shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

        Section 13.5 NO FIDUCIARY RELATIONSHIP. The relationship between the Borrower and each Bank is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any Bank to be other than that of debtor and creditor.

        Section 13.6 EQUITABLE RELIEF. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Borrower therefore agrees that the Agent and the Banks, if the Agent or the Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        Section 13.7 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

        Section 13.8    SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks. Any Bank may sell participation to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Bank's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment) shall remain unchanged,
        (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Note for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Bank's Commitment, (B) any reduction of the principal amount of, or interest to be paid on, the Advances of such Bank, (C) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Advances of such Bank.

                  (b) The Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and Advances) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment of the assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment Acceptance with respect to such assignment) shall in no event be less than $10,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
        (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Bank that is an assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the

        Borrower or any Obligated Party or the performance or observance by the Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee;
        (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

                  (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "G" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit "A" hereto.

                  (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Bank by or on behalf of the Borrower or its Subsidiaries.

        Section 13.9 SURVIVAL. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article IV and Sections 13.1 and 13.2 shall survive repayment of the Notes and termination of the Commitments.

        Section 13.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        Section 13.11 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) increase Commitments of the Banks or subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) waive any of the conditions specified in Article VI; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (f) change any provision contained in this Section 13.1 1; or (g) release any Collateral. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to Article XII hereof without the prior written consent of the Agent.

        Section 13.12 MAXIMUM INTEREST RATE. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

        Section 13.13 NOTICES. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to
Article II shall not be effective until received by the Agent.

        Section 13.14 GOVERNING LAW; VENUE; SERVICE OF PROCESS. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America (without reference to principles of conflicts of laws). This Agreement has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas. Any action or proceeding against the Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Dallas County, Texas. The Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. The Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 13.13. Nothing herein or in any of the other Loan Documents shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or shall limit the right of the Agent or any Bank to bring any action or proceeding against the Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by the Borrower against the Agent or any Bank shall be brought only in a court located in Dallas County, Texas.

        Section 13.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 13.16 SEVERABILITY. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

        Section 13.17 HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

        Section 13.18 NON-APPLICATION OF CHAPTER 346 OF TEXAS FINANCE CODE. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

        Section 13.19 CONSTRUCTION. The Borrower, the Agent, and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

        Section 13.20 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

        Section 13.21 WAIVER JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OR RELATING TO ANY THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            BORROWER:

                                            INDUSTRIAL HOLDINGS, INC.

                                            By:_________________________________
                                                Name:Christine Smith
                                                Title:Executive Vice President

                                            ADDRESS FOR NOTICES:
                                            Industrial Holdings, Inc.
                                            7135 Ardmore
                                            Houston, Texas 77054
                                            Fax No.:713-749-9642
                                            Telephone No.:713-747-1025
                                            Attention:  Mr. Robert E. Cone

                                            AGENT:

                                            COMERICA BANK-TEXAS

                                            By:_________________________________
                                                 Name: Lizabeth Lary
                                                 Title:Corporate Banking Officer

                                            ADDRESS FOR NOTICES:

                                            Comerica Bank - Texas
                                            P.O. Box 650-282
                                            Dallas, Texas 75265-0282

                                            Fax No.: (214) 969-6416
                                            Telephone No.: (214) 969-6472
                                            Attention: Mr. Gary Orr

                               With a copy to:

                                          Comerica Bank - Texas
                                          910 Louisiana, Suite 410
                                          Houston, Texas  77002
                                          Fax No.: (713) 220-5651
                                          Telephone No.: (713) 220-5601
                                          Attention:  Ms. Lizabeth Lary

                                          BANKS:

                                          COMERICA BANK-TEXAS

 Commitment:                              By:_________________________________
                                              Name: Lizabeth Lary
$35,000,000                                   Title: Corporate Banking Officer

                                          ADDRESS FOR NOTICES:

                                          Comerica Bank - Texas
                                          P.O. Box 650-282
                                          Dallas, Texas 75265-0282
                                          Fax No.: (214) 969-6416
                                          Telephone No.: (214) 969-6472
                                          Attention: Mr. Gary Orr

                               WITH A COPY TO:

                                          Comerica Bank - Texas
                                          910 Louisiana, Suite 410
                                          Houston, Texas 77002
                                          Fax No.: (713) 220-5651
                                          Telephone No.: (713) 220-5601
                                          Attention:  Ms. Lizabeth Lary
                                          LENDING OFFICE FOR BASE RATE ADVANCES

                                          Comerica Bank
                                          1508 West Mockingbird
                                          Dallas, Texas 75235
                                          LENDING OFFICE FOR EURODOLLAR ADVANCES

                                          Comerica Bank
                                          39200 Six Mile Road
                                          Livonia, Michigan 48152-7576

                                       INDEX TO EXHIBITS

EXHIBIT    DESCRIPTION OF EXHIBIT         SECTION

"A"           Form of Note                   2.2
"B"           Advance Request Form           2.5
"C"           Mortgage                       5.1(a)
"D"           Security Agreement             5.1(b)
"E"           Guaranty                       6.1(j)
"F"           Opinion of Counsel for the
              Borrower and the Guarantor     6.1(q)
"G"           Form of Borrowing Base
              Certificate                    8.1(k)
"H"           Assignment and Acceptance     13.8
"I"           Contribution Agreement         6.1(l)
"J-1"         Deed of Trust (GHX)            5.1(c)
"J-2"         Deed of Trust (GHX)            5.1(c)
"J-3"         Deed of Trust (LSS)            5.1(c)
"K"           Pledge Agreement               5.1(e)
"L"           Letter of Credit Request Form  2.11


                                       INDEX TO SCHEDULES

 SCHEDULE       DESCRIPTION OF SCHEDULE             SECTION

2.19           Existing Letters of Credit          2.19
5.1(a)         Legal Description of Real Property  5.1(a)
7.5            Existing Litigation                 7.5
7.9            Existing Debt                       7.9
7.13           Projections                         7.13
6.1(1)         List of Subsidiaries                7.14
7.21           Environmental Matters               7.21
7.23           Board of Directors                  7.23
9.2            Existing Liens                      9.2
11.1(m)        Comerica Other Debt                11.1(m)

                                          EXHIBIT "A"

                                         FORM OF NOTE

                                          EXHIBIT "B"

                                     ADVANCE REQUEST FORM

                                          EXHIBIT "C"

                                           MORTGAGE

                                          EXHIBIT "D"

                                      SECURITY AGREEMENT

                                          EXHIBIT "E"

                                           GUARANTY

                                          EXHIBIT "F"

                     OPINION OF COUNSEL FOR THE BORROWER AND THE GUARANTOR

                                          EXHIBIT "G"

                              FORM OF BORROWING BASE CERTIFICATE

                                          EXHIBIT "H"

                                   ASSIGNMENT AND ACCEPTANCE

                                          EXHIBIT "I"

                                    CONTRIBUTION AGREEMENT

                                         EXHIBIT "J-1"

                                      DEED OF TRUST (GHX)

                                         EXHIBIT "J-2"

                                      DEED OF TRUST (GHX)

                                         EXHIBIT "J-3"

                                      DEED OF TRUST (LSS)

                                          EXHIBIT "K"

                                       PLEDGE AGREEMENT

                                          EXHIBIT "L"

                                 LETTER OF CREDIT REQUEST FORM

                                        SCHEDULE 2.19

                                  EXISTING LETTERS OF CREDIT

1. Documentary Credit Number 2621, issued May 22, 1998, expiry April 30, 1999, beneficiary Korea Bolt Ind. Co. Ltd., amount USD 75,000.00.

                                       SCHEDULE 5.1(A)

                              LEGAL DESCRIPTION OF REAL PROPERTY

                                         SCHEDULE 7.5

                                      EXISTING LITIGATION

                                         SCHEDULE 7.9

                                         EXISTING DEBT

                                        SCHEDULE 7.13

                                          PROJECTIONS

                                       SCHEDULE 6.1(1)

                                     LIST OF SUBSIDIARIES

                                        SCHEDULE 7.21

                                     ENVIRONMENTAL MATTERS

                                        SCHEDULE 7.23

                                      BOARD OF DIRECTORS

                                         SCHEDULE 9.2

                                        EXISTING LIENS

                                      SCHEDULE 11.1(M)

                                     COMERICA OTHER DEBT